                                                           Exhibit Number(4)(ii)
                                                            To 6/30/98 Form 10-Q




                                                                       Rev. 7/98

     UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SENIOR NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     IF THIS SENIOR NOTE IS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE FOLLOWING SHALL BE COMPLETED: THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, TO THIS SENIOR NOTE. THE ISSUE DATE OF THIS SENIOR NOTE IS _____________. THE ISSUE PRICE OF THIS SENIOR NOTE IS _____% OF ITS PRINCIPAL AMOUNT. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SENIOR NOTE IS $_________ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, THE YIELD TO MATURITY IS ____%, AND THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT ALLOCABLE TO THE INITIAL SHORT ACCRUAL PERIOD, IF ANY, IS $_____ PER $1,000 OF THE INITIAL PRINCIPAL AMOUNT, DETERMINED ON THE BASIS OF THE EXACT METHOD.


No. SEN FLR-______________                              REGISTERED
CUSIP NO.: ________________________


                           THE NORTHERN TRUST COMPANY

                            GLOBAL SENIOR BANK NOTE
                                (FLOATING RATE)

ORIGINAL ISSUE DATE:               PRINCIPAL AMOUNT:

INITIAL INTEREST RATE:  ______%    MATURITY DATE:

INTEREST RATE BASIS:               INDEX MATURITY:

SPREAD AND/OR SPREAD               REGULAR RECORD DATES (If
MULTIPLIER:                        other than the 15th day
                                   prior to each Interest
                                   Payment Date):

MAXIMUM INTEREST RATE:             MINIMUM INTEREST RATE:

INTEREST PAYMENT DATES:            INTEREST PAYMENT PERIOD:

INTEREST RESET DATES:              INTEREST RESET PERIOD:

INITIAL REDEMPTION DATE:           ANNUAL REDEMPTION PERCENTAGE
                                   REDUCTION:

INITIAL REDEMPTION PERCENTAGE:     HOLDER'S OPTIONAL REPAYMENT
                                   DATE:

ORIGINAL ISSUE DISCOUNT NOTE:      OID AMOUNT:

Yes:  ______   No: _____

OTHER PROVISIONS:                  CALCULATION AGENT:
                                   DEFAULT RATE:  ____ %
                                   ALTERNATE RATE EVENT SPREAD:


     The Northern Trust Company, an Illinois banking corporation (the "Bank"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount specified on the face hereof in United States Dollars on the Maturity Date specified above and to pay interest thereon from the Original Issue Date specified above or from the most recent interest payment date (or, if the Interest Reset Period specified above is daily or weekly, from, and including, the day following the most recent Regular Record Date) to which interest on this Senior Note (or any predecessor Senior Note) has been paid or duly provided for (each, an "Interest Payment Date"), on the Interest Payment Dates specified above and at maturity or upon earlier redemption or repayment, if applicable, commencing on the first Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is between a Regular Record Date and the Interest Payment Date immediately following such Regular Record Date, on the second Interest Payment Date following the Original Issue Date), at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date following the Original Issue Date and, on and after such Interest Reset Date, at the rate determined in accordance with the provisions set forth herein, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the last rate in effect prior to any payment default (or the Default Rate per annum specified above, if such Default Rate is specified above) on any overdue principal and premium, if any, and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Senior Note (or any predecessor Senior Note) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day (as defined below)) before such Interest Payment Date (unless otherwise specified on the face hereof); provided, however, that interest payable at maturity or upon earlier redemption or repayment, if applicable, will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the person in whose name this Senior Note (or any predecessor Senior Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the "Special Record Date") to be fixed by the Bank, notice of which shall be given to the holders of Senior Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner.

     Payment of principal of, and premium, if any, and interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
The Bank will at all times appoint and maintain a paying agent (the "Paying Agent") authorized by the Bank to pay the principal of, and premium, if any, and interest on, this Senior Note on behalf of the Bank and having an office or agency (the "Paying Agent Office") in The City of New York or the City of Chicago, Illinois (the "Place of Payment"), where this Senior Note may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Senior Note may be served. The Bank has initially appointed itself as such Paying Agent, with the Paying Agent Office currently located at

50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention:
Securities Services.

     THIS SENIOR NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF THE BANK AND DOES NOT EVIDENCE A DEPOSIT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS SENIOR NOTE RANKS PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF THE BANK, EXCEPT DEPOSITS AND OTHER OBLIGATIONS THAT ARE SUBJECT TO A PRIORITY OR PREFERENCE. UNDER APPLICABLE LAW, CLAIMS OF CERTAIN CREDITORS, INCLUDING HOLDERS OF DEPOSITS IN THE BANK, WOULD BE ENTITLED TO PRIORITY OVER CLAIMS OF UNSECURED GENERAL CREDITORS OF THE BANK, INCLUDING THE HOLDER OF THIS SENIOR NOTE, IN THE EVENT OF A LIQUIDATION OR OTHER RESOLUTION OF THE BANK.

     Payment of the principal of, and premium, if any, and interest on, this Senior Note due at maturity or upon earlier redemption or repayment, if applicable, will be made in immediately available funds upon presentation and surrender of this Senior Note to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that this Senior Note is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Senior Note (other than at maturity or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

     This Senior Note is one of a duly authorized issue of Senior Bank Notes due from 30 days to fifteen years from date of issue of the Bank (herein called the "Senior Notes").

     Unless otherwise indicated on the face hereof, if the rate of interest on this Senior Note resets daily, weekly or monthly the Interest Payment Date for this Senior Note will be the third Wednesday of each month; if the rate of interest on this Senior Note resets quarterly, the Interest Payment Date for this Senior Note will be the third Wednesday of March, June, September and December of each year; if the rate of interest on this Senior Note resets semi-annually, the Interest Payment Date for this Senior Note will be the third Wednesday of each of two months of each year specified on the face hereof that are six months apart;

and if the rate of interest on this Senior Note resets annually, the Interest Payment Date for this Senior Note will be the third Wednesday of the month specified on the face hereof. If any Interest Payment Date, Maturity Date or date of earlier redemption or repayment of this Senior Note falls on a day that is not a Business Day, such Interest Payment Date, Maturity Date or date of earlier redemption or repayment will be the next succeeding Business Day; provided, however, that if the Interest Rate Basis specified on the face hereof is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such Interest Payment Date, Maturity Date or date of earlier redemption or repayment will be the immediately preceding Business Day. "Business Day" means any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York or the City of Chicago, Illinois generally are authorized or obligated by law or executive order to close, and with respect to Senior Notes with respect to which the Interest Rate Basis specified on the face hereof is LIBOR, any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day").

     This Senior Note will not be subject to any sinking fund. If so provided on the face of this Senior Note, this Senior Note may be redeemed by the Bank on and after the Initial Redemption Date, if any, specified on the face hereof. If no Initial Redemption Date is specified on the face hereof, this Senior Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, this Senior Note may be redeemed at any time either in whole or in part from time to time in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000) at the option of the Bank at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon at the applicable rate borne by this Senior Note to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date by the Bank to the registered holder hereof. Whenever less than all the Senior Notes at any time outstanding are to be redeemed, the terms of the Senior Notes to be so redeemed shall be selected by the Bank. If less than all the Senior Notes with identical terms at any time outstanding are to be redeemed, the Senior Notes to be so redeemed shall be selected by the Paying Agent by lot or in any usual manner approved by it. In the event of redemption of this Senior Note in part only, a new Senior Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

     The "Redemption Price" shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Senior Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     This Senior Note may be subject to repayment at the option of the holder hereof in accordance with the terms hereof on the Holder's Optional Repayment Date(s), if any, specified on the face hereof. If no Holder's Optional Repayment Date is specified on the face hereof, this Senior Note will not be so repayable at the option of the holder hereof prior to maturity. On any Holder's Optional Repayment Date, this Senior Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof will be at least $250,000) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable to the date of repayment. For this Senior Note to be repaid in whole or in part at the option of the holder hereof on a Holder's Optional Repayment Date, this Senior Note must be given, with the form entitled "Option to Elect Repayment" below duly completed, to the Paying Agent at its offices located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services, or at such address which the Bank shall from time to time notify the holders of the Senior Notes, not more than 60 nor less than 30 days prior to such Holder's Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

     The rate of interest on this Senior Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each such period, an "Interest Reset Period" for this Senior Note, and the first calendar day of an Interest Reset Period, an

"Interest Reset Date"), as specified on the face hereof. Unless otherwise indicated on the face hereof, if this Senior Note resets daily, the Interest Reset Date will be each Business Day; if this Senior Note resets weekly and the Interest Rate Basis is not the Treasury Rate, the Interest Reset Date will be the Wednesday of each week; if this Senior Note resets weekly and the Interest Rate Basis is the Treasury Rate, the Interest Reset Date will be the Tuesday of each week (except as provided below); if this Senior Note resets monthly and the Interest Rate Basis is not the 11th District Cost of Funds Rate, the Interest Reset Date will be the third Wednesday of each month; if this Senior Note resets monthly and the Interest Rate Basis is the 11th District Cost of Funds Rate, the Interest Reset Date will be the first calendar day of each month; if this Senior Note resets quarterly, the Interest Reset Date will be the third Wednesday of March, June, September and December; if this Senior Note resets semi-annually, the Interest Reset Date will be the third Wednesday of each of two months of each year that are six months apart, as specified on the face hereof; and if this Senior Note resets annually, the Interest Reset Date will be the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof, and (ii) the interest rate in effect for the ten calendar days immediately prior to maturity or earlier redemption or repayment of any installment of principal hereof will be the interest rate in effect on the tenth calendar day preceding such Maturity Date or date of earlier redemption or repayment, as the case may be. If any Interest Reset Date with respect to this Senior Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be the next succeeding Business Day, except that in the case that the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

     Except as otherwise specified in this paragraph, the rate of interest on this Senior Note for each Interest Reset Date shall be the rate determined in accordance with the provisions set forth under the applicable heading below corresponding to the Interest Rate Basis specified on the face hereof:

     Commercial Paper Rate.  If the Interest Rate Basis of this Senior Note is
     ---------------------
the Commercial Paper Rate, the interest rate hereon for any Interest Reset Date shall equal the Commercial Paper Rate (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date (as defined below), the Money Market Yield (calculated as described below) of the rate on the relevant Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as such rate is published by the Board of Governors of the Federal Reserve System in the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates" or any successor publication published by the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper - Nonfinancial". If such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield (calculated as described below) of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as such rate is published by the Federal Reserve Bank of New York in its daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication published by the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper". If such rate is published in neither H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Commercial Paper Rate for such Commercial Paper Interest Determination Date will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York (which may include one or more of the Agents (as defined below)) selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose senior unsecured bond rating is "AA", or the equivalent, from at least two nationally recognized rating agencies; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined on such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

  Money Market Yield =     D X 360
                        ------------- X 100
                        360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     LIBOR.  If the Interest Rate Basis of this Senior Note is LIBOR, the
     -----
interest rate hereon for any Interest Reset Date shall equal LIBOR (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. LIBOR shall be determined by the Calculation Agent in accordance with the following provisions:

          (a) With respect to any LIBOR Interest Determination Date (as defined below), LIBOR will be either: (i) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appear on the Reuters Screen LIBO Page (as defined below) as of 11:00 A.M. London time on such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page, or (ii) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, that appears on Telerate Page 3750 (as defined below) as of 11:00 A.M. London time, on such LIBOR Interest

     Determination Date. The "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for purposes of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service (or such other page or pages as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Reuters has been specified. Notwithstanding the foregoing, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or no rate appears on Telerate Page 3750, as applicable, LIBOR in respect of a related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in paragraph
     (b) below.

          (b) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as specified in paragraph (a)(i) above, or on which no rate appears on Telerate Page 3750, as specified in paragraph (a)(ii) above, as the case may be, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits for the period of the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. New York City time on such LIBOR

     Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the Index Maturity specified on the face hereof, commencing on the second London Business Day following such LIBOR Interest Determination Date, and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR as in effect on such LIBOR Interest Determination Date.

     Treasury Rate.  If the Interest Rate Basis of this Senior Note is the
     -------------
Treasury Rate, the interest rate hereon for any Interest Reset Date shall equal the Treasury Rate (as determined below) as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "Treasury Rate" means the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof, as such rate is published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Auction Average (Investment)" or, if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on such Calculation Date. If the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are neither published in H.15(519) nor otherwise published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of 3:30 P.M., New York City time, on such Treasury Interest Determination Date (as defined below), of three leading primary United States government securities dealers in The City of New York selected by the

Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof or, if there are two such issues which are equidistant from the Index Maturity specified on the face hereof, then the longer of the two; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined on such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

     CD Rate.  If the Interest Rate Basis of this Senior Note is the CD Rate,
     -------
the interest rate hereon for any Interest Reset Date shall equal the CD Rate (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "CD Rate" means the rate on the relevant CD Interest Determination Date (as defined below) for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "CDs (Secondary Market)". If such rate is not so published before 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit". If such rate is published neither in H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the CD Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading non-bank dealers of negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more of the Agents) selected by the Calculation Agent for negotiable certificates of deposit of the four highest rated banks (as rated by two nationally recognized rating agencies) of the 25 largest United States banks based on the most recent year-end survey published in The American Banker (or a
                                                      -------------------
comparable publication) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000; provided, however, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined on such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

     Federal Funds Rate.  If the Interest Rate Basis of this Senior Note is the
     ------------------
Federal Funds Rate, the interest rate hereon for any Interest Reset Date shall equal the Federal Funds Rate (as determined below, as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "Federal Funds Rate" means the rate on the relevant Federal Funds Interest Determination Date (as defined below) for Federal Funds having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "Federal Funds (Effective)". If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is published neither in H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 3:00 P.M., New York City time, on such Federal Funds Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include one or more of the Agents) selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined on such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

     Prime Rate.  If the Interest Rate Basis of this Senior Note is the Prime
     ----------
Rate, the interest rate hereon for any Interest Reset Date shall equal the Prime Rate (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof. "Prime Rate" means the rate set forth on the relevant Prime Interest Determination Date (as defined below) in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on such Prime Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if
                                                     --------  -------
the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined on such Prime Interest Determination Date will be the Prime Rate in effect on such Prime Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     11th District Cost of Funds Rate Notes.  If the Interest Rate Basis of this
     --------------------------------------
Senior Note is the 11th District Cost of Funds

Rate, the interest rate hereon for any Interest Reset Date shall equal the 11th District Cost of Funds Rate (as determined below), as adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof and/or (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof.

     "11th District Cost of Funds Rate" means the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the relevant 11th District Cost of Funds Interest Determination Date (as defined below) falls, as set forth under the caption "11th District" on Telerate Page 7058 (as defined below) as of 11:00 A.M., San Francisco time, on such 11th District Cost of Funds Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Cost of Funds Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Cost of Funds Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the 11th Federal Home Loan Bank District that was most recently announced (the "11th District Cost of Funds Index") by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such 11th District Cost of Funds Interest Determination Date, then the 11th District Cost of Funds Rate determined as of such 11th District Cost of Funds Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such 11th District Cost of Funds Interest Determination Date.

     "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Telerate Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the 11th Federal Home Loan Bank District).

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, specified on the face hereof and shall not be lower than the Minimum Interest Rate, if any, specified on the face hereof. In addition, the interest rate hereon will in no event be higher than the maximum rate permitted by Illinois law, as the same may be modified by United States law of general application.

     The Bank will at all times appoint and maintain a banking institution as Calculation Agent hereunder. Unless otherwise specified on the face hereof, the Bank has initially appointed itself as Calculation Agent. Upon the request of the holder of this Senior Note, the Calculation Agent will provide the interest rate then in effect, and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Senior Note.

     Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Senior Note will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being
                                       ----
rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to
9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on this Senior Note will be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such Interest Reset Date.
The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest
Rate). The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

     The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the headings above entitled "Commercial Paper Rate" (the "Commercial Paper Interest Determination Date"), "CD Rate" (the "CD Interest Determination Date"), "Federal Funds Rate" (the "Federal Funds Interest Determination Date") or "Prime Rate" (the "Prime Interest Determination Date") will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "11th District Cost of Funds Rate" (the "11th District Cost of Funds Interest Determination

Date") will be the last working day of the month immediately preceding such Interest Reset Date on which the FHLB of San Francisco publishes the 11th District Cost of Funds Index. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "LIBOR" (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "Treasury Rate" (the "Treasury Interest Determination Date") will be that day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Senior Note with respect to which the Interest Rate Basis specified on the face hereof is the Treasury Rate, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

     The Calculation Date pertaining to the Interest Determination Date for any Senior Note shall be the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day.

     Payments of interest hereon with respect to any Interest Payment Date will include interest accrued from, and including, the Original Issue Date or from, and including, the last date on which interest has been paid to, but excluding, such Interest Payment Date; provided, however, that, if the Interest Reset Period with respect to this Senior Note is daily or weekly, the interest payable on any Interest Payment Date, other than interest payable on any date on which principal of this Senior Note is payable, will include interest accrued from, and including, the Original Issue Date or from, but excluding, the last date in respect of which interest has been paid or made available for payment, as the case may be, to, and including, the Regular Record Date next preceding such Interest Payment Date, except that the interest payable at maturity or upon earlier redemption or repayment will include interest accrued to, but excluding, the Maturity Date or the date of earlier redemption or repayment, as the case may be.

     Accrued interest on this Senior Note from the Original Issue Date or from the last date to which interest has been paid or duly provided is calculated by multiplying the face amount of this Senior Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest has been paid or duly provided for, as the case may be, to the date for which accrued interest is being calculated in the period for which interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case that the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, LIBOR, CD Rate, Federal Funds Rate, Prime Rate or 11th District Cost of Funds Rate, or by the actual number of days in the year, in the case that the Interest Rate Basis specified on the face hereof is the Treasury Rate.

     If this Senior Note is an Original Issue Discount Note and if an Event of Default with respect to the Senior Notes shall have occurred and be continuing, the Default Amount (as defined hereafter) of this Senior Note may be declared due and payable in the manner and with the effect provided herein. The "Default Amount" shall be equal to the adjusted issue price as of the first day of the accrual period as determined under Proposed Treasury Regulation Section 1.1272-1(e) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Proposed Treasury Regulation Section 1.1272-1(c) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment of (i) the amount of principal or premium, if any, so declared due and payable and (ii) interest on any overdue principal and overdue interest or premium, if any (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Bank's obligations in respect of the payment of the principal of, and interest or premium, if any, on, this Senior Note shall terminate.

     In case any Senior Note shall at any time become mutilated, destroyed, lost or stolen and such Senior Note or evidence satisfactory to the Bank of the loss, theft or destruction thereof (together with indemnity satisfactory to the Bank and such other documents or proof as may be required in the premises) shall be delivered to the Bank, a new Senior Note of like tenor will be issued by the Bank in exchange for the Senior Note so mutilated, or in lieu of the Senior Note so destroyed or lost or stolen. All expenses and reasonable charges associated with procuring the indemnity referred to above and with the preparation, authentication and delivery of a new Senior Note shall be borne by the holder of the Senior Note so mutilated, destroyed, lost or stolen. If any Senior Note which has matured or is about to mature shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Senior Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Senior Note) upon compliance by the holder thereof with the provisions of this paragraph.

     No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Senior Note, for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The occurrence of any of the following events shall constitute an "Event of Default" with respect to this Senior Note: (i) default in the payment of any interest with respect to this Senior Note when due, which continues for 30 days;
(ii) default in the payment of any principal of, or premium, if any, on, this Senior Note when due; (iii) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Bank in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order appointing a conservator, receiver, liquidator, assignee, trustee, sequestrator or any other similar official of the Bank, or of substantially all of the property of the Bank, or ordering the winding up or liquidation of the affairs of the Bank, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (iv) the commencement by the Bank of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Bank to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Bank of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Bank to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bank or of substantially all of the property of the Bank, or the making by the Bank of an assignment for the benefit of creditors, or the taking of corporate action by the Bank in furtherance of any such action. If an Event of Default shall occur and be continuing, the holder of this Senior Note may declare the principal amount of, and accrued interest and premium, if any, on, this Senior Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become due and payable seven calendar days after such notice. Any Event of Default with respect to this Senior Note may be waived by the holder hereof.

     No provision of this Senior Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal, and premium, if any, and interest on, this Senior Note in U.S. dollars at the times, places and rate herein prescribed.

     The Bank shall cause to be kept at the corporate trust office of the Senior Note Registrar designated below a register (the register maintained in such corporate trust office or any other office or agency of the Bank in the Place of Payment herein referred to as the "Senior Note Register") in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of the Senior Notes and of transfers of the Senior Notes. The Bank is hereby initially appointed "Senior Note Registrar" for the purposes of registering the Senior Notes and transfers of the Senior Notes as herein provided.

     The transfer of this Senior Note is registrable in the Senior Note Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Bank in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Notwithstanding the foregoing, the Bank shall not be required to register the transfer of any Senior Note that has been called for redemption during a period beginning at the opening of business fifteen calendar days before the date of mailing of a notice of such redemption and ending at the close of business on the date of such mailing.

     No service charge shall be made for any such registration of transfer or exchange, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Senior Notes are issuable only in registered form without coupons in minimum denominations of $250,000 and any integral multiple of $1,000 in excess thereof. Each owner of a beneficial interest in this Senior Note is required to hold a beneficial interest in $250,000 principal amount or any integral multiple of $1,000 in excess thereof of this Senior Note at all times.

     Prior to due presentment of this Senior Note for registration of transfer, the Bank, the Paying Agent or any agent of the Bank or the Paying Agent may treat the person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Bank, the Paying Agent nor any such agent shall be affected by notice to the contrary.

     All notices to the Bank under this Senior Note shall be in writing and addressed to the Bank at 50 South LaSalle Street, Chicago, Illinois 60675, or to such other address of the Bank as the Bank may notify the holders of the Senior Notes.

     This Senior Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     As used in this Senior Note, the term "Agents" shall mean Goldman Sachs & Co., CS First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers, Lehman Brothers Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, and any other person, firm or entity which shall hereafter be designated as an "Agent" under that certain Amended and Restated Distribution Agreement, dated September 6, 1995, among the Bank, Northern Trust Corporation and the Agents (as hereinabove defined).

     IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.


                                   THE NORTHERN TRUST COMPANY



                                   By:
                                      ------------------------------------------
                                                Authorized Signatory

                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of the within Senior Note, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN COM - as tenants in common

          TEN ENT - as tenants by the entireties

          JT TEN - as joint tenants with right of survivorship and not as tenants in common


UNIF GIFT MIN ACT -                  Custodian
                      ------------              -----------
                         (Cust)                   (Minor)
        under Uniform Gifts to Minors Act



                       ---------------------------------
                                    (State)

                   Additional abbreviations may also be used
                         though not in the above list.

                                   ASSIGNMENT


          FOR VALVE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________


PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                   ---------------------------------------
                   ---------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Please print or typewrite name and address,
                    including postal zip code, of assignee)


--------------------------------------------------------------------------------

the within Senior Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

to transfer said Senior Note on the books of the Bank, with full power of substitution in the premises.
Dated: _______________


                                            ------------------------------------
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within Senior Note in every
                                            particular, without alteration or
                                            enlargement or any change
                                            whatsoever.

                           OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably request(s) and instruct(s) the Bank to repay this Senior Note (or portion hereof specified below) pursuant to its terms and at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at ______________________________________________
________________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

     For this Senior Note to be repaid, the undersigned must give to the Paying Agent at its offices located at 50 South LaSalle Street (Level BB-A), Chicago, Illinois 60675, Attention: Securities Services, or at such other place or places of which the Bank shall from time to time notify the holders of the Senior Notes, not more than 60 days nor less than 30 days prior to the date of repayment, this Senior Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Senior Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be $250,000 or an integral multiple of $1,000 in excess thereof) of the Senior Notes to be issued to the holder for the portion of this Senior Note not being repaid (in the absence of any such specification, one such Senior Note will be issued for the portion not being repaid):


$_____________________

Dated:________________

                                                 -------------------------------
                                                 NOTICE: The signature on this
                                                 "Option to Elect Repayment"
                                                 form must correspond with the
                                                 name as written upon the face
                                                 of the within Senior Note in
                                                 every particular, without
                                                 alteration or enlargement or
                                                 any change whatsoever.